                                                                                EXHIBIT 12.2
                                                                                      Page 1

                                         PENNSYLVANIA POWER COMPANY
                                      RATIO OF EARNINGS TO FIXED CHARGES

                                                       Year Ended December 31,
                                           ---------------------------------------------
                                           1993        1994       1995        1996        1997
                                           ----        ----       ----        ----        ----
                                                         (Dollars in Thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items      $15,664    $31,260     $ 38,930     $40,587    $31,472
  Interest before reduction for
   amounts capitalized                    35,262     34,947       31,350      27,889     22,438
  Provision for income taxes              12,865     24,333       32,591      33,421     26,658
  Interest element of rentals charged
   to income (a)                           1,662      1,652        1,865       1,868      1,750
                                         -------    -------     --------    --------    -------
    Earnings as defined                  $65,453    $92,192     $104,736    $103,765    $82,318
                                         =======    =======     ========    ========    =======
FIXED CHARGES AS DEFINED IN
REGULATION S-K:
  Interest on long-term debt             $33,208    $32,130     $ 28,937     $25,715    $20,458
  Interest on nuclear fuel
   obligations                               401        519          407         219        276
  Other interest expense                   1,653      2,298        2,006       1,955      1,704
  Interest element of rentals
   charged to income (a)                   1,662      1,652        1,865       1,868      1,750
                                         -------    -------     --------     -------    -------
    Fixed charges as defined             $36,924    $36,599     $ 33,215     $29,757    $24,188
                                         =======    =======     ========     =======    =======
CONSOLIDATED RATIO OF EARNINGS TO FIXED
CHARGES (b)                                 1.77       2.52         3.15        3.49       3.40
                                            ====       ====         ====        ====       ====


-----------------
 (a)  Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b)  These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $1,078,000, $935,000, $795,000, $642,000 and $483,00 for each of the five years ended
December 31, 1997, respectively.

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
                                                                                   EXHIBIT 12.2
                                                                                         Page 2

                                       PENNSYLVANIA POWER COMPANY
                         RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                         STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

                                                       Year Ended December 31,
                                           ---------------------------------------------
                                           1993        1994       1995        1996       1997
                                           ----        ----       ----        ----       ----
                                                         (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items       $15,664      $31,260  $ 38,930   $ 40,587    $31,472
    Interest before reduction for
      amounts capitalized                  35,262       34,947    31,350     27,889     22,438
    Provision for income taxes             12,865       24,333    32,591     33,421     26,658
    Interest element of rentals
     charged to income (a)                  1,662        1,652     1,865      1,868      1,750
                                          -------      -------  --------   --------    -------
      Earnings as defined                 $65,453      $92,192  $104,736   $103,765    $82,318
                                          =======      =======  ========   ========    =======
FIXED CHARGES AS DEFINED IN
REGULATION S-K PLUS STOCK
DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS):
  Interest on long-term debt              $33,208     $32,130   $ 28,937   $ 25,715    $20,458
  Interest on nuclear fuel obligations        401         519        407        219        276
  Other interest expense                    1,653       2,298      2,006      1,955      1,704
  Preferred stock dividend requirements     5,863       5,364      4,775      4,626      4,626
  Adjustment to preferred stock
  dividends to state on a pre-income
  tax basis                                 4,757       4,121      3,939      3,751      3,859
  Interest element of rentals charged
   to income (a)                            1,662       1,652      1,865      1,868      1,750
                                          -------     -------   --------   --------    -------
    Fixed charges as defined plus
     preferred stock dividend
     requirements(pre-income tax basis)   $47,544     $46,084   $ 41,929   $ 38,134    $32,673
                                          =======     =======   ========   ========    =======
RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED AND PREFERENCE STOCK DIVIDEND
REQUIREMENTS (PRE-INCOME TAX BASIS) (b)      1.38        2.00       2.50       2.72      $2.52
                                             ====        ====       ====       ====      =====


---------------
(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $1,078,000, $935,000, $795,000, $642,000 and $483,000 for each of the five years ended December 31, 1997, respectively.



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